UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 5, 2009

TELOS CORPORATION

(Exact name of registrant as specified in charter)

Maryland	001-08443	52-0880974
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer ID No.)

19886 Ashburn Road, Ashburn, Virginia	20147-2358
(Address of principle executive offices)	(Zip Code)

(703) 724-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.

On May 17, 2010, the Company and Wells Fargo Capital Finance (“WFCF”, formerly Wells Fargo Foothill, Inc.) entered into the Second Amended and Restated Loan and Security Agreement (the “Amendment”) to amend the Company’s revolving credit facility with WFCF (“Facility”). As a result of the Amendment, several terms of the Facility were amended, including the following:

•	The maturity date of the Facility was extended to May 17, 2014 from September 30, 2011.

•	The total amount of credit available under the Facility was increased to $30 million from $25 million.

•

A term loan component of $7.5 million with a fixed interest rate of 5% was added to the Facility. The principal of the term loan component will be repaid in quarterly installments of $93,750, with a final installment of the unpaid principal amount payable on May 17, 2014.

•

The interest rate on the revolving credit component of the Facility was changed to the higher of the Wells Fargo Bank “prime rate” plus 1%, the Federal Funds rate plus 1.5%, or the 3-month LIBOR rate plus 2%, whichever is higher. In lieu of having interest charged at the foregoing rates, the Company may elect to have the interest on all or a portion of the advances on the revolving credit component be a rate based on the LIBOR Rate (as defined in the Facility) plus 3.75%.

•	Borrowings under the Facility continue to be collateralized by substantially all of the Company’s assets including inventory, equipment, and accounts receivable.

•	The Facility’s anniversary fee was discontinued and the collateral management fee was reduced.

•	The financial covenants were updated to include minimum EBITDA (as defined in the Facility), minimum recurring revenue and a limit on capital expenditures.

•	In consideration for the closing of this amendment, the Company paid WFCF a fee of $75,000, plus expenses related to the closing.

In accordance with the stated use of proceeds for the term loan component of the Facility, approximately $4.2 million was paid concurrent with the closing of the Amendment to each of the holders of the Senior Subordinated Notes (“the Notes”) in full repayment of the principal and accrued but unpaid interest on the Notes through the date of the closing.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment filed as an exhibit to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Second Amended and Restated Loan and Security Agreement between Telos Corporation, a Maryland corporation and Wells Fargo Capital Finance, Inc.

99.2	Preferred Stockholders Standby Agreement between Wells Fargo Capital Finance, Inc. and Toxford Corporation

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 21, 2010

TELOS CORPORATION

By:	/S/ MICHELE NAKAZAWA
Michele Nakazawa
Chief Financial Officer